Exhibit 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”), each of the undersigned officers of AeroVironment, Inc., a Delaware corporation (the “Company”), does hereby certify, to each such officer’s knowledge, that:

This Amendment No. 1 on Form 10-Q/A (“Form 10-Q/A”) for the quarter ended January 31, 2026 (the “Periodic Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wahid Nawabi
Wahid Nawabi
Chairman, President and Chief Executive Officer

/s/ Sean T. Woodward
Sean T. Woodward
Executive Vice President and Chief Financial Officer

Dated: June 22, 2026

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.